UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Preferred Equity Financing with GHS Investments, LLC

On November 19, 2020, pursuant to the terms of a Securities Purchase Agreement dated November 16, 2020 (the “SPA”), IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a new preferred equity financing agreement with GHS Investments, LLC (“GHS”) in the amount of up to $600,000. The SPA provides for GHS’s purchase, from time to time, of up to 600 shares of our newly-designated Series B Convertible Preferred Stock (the “Preferred Stock”). The initial closing under the SPA consisted of 45 shares of Preferred Stock, stated value $1,200 per share, issued to GHS for an initial purchase price of $45,000, or $1,000 per share. At the Company’s option, and subject to the terms of the SPA and the Certificate of Designation for the Preferred Stock (the “COD”), additional closings in the amount of 40 shares of Preferred Stock for a total purchase price of $40,000 may take place at a rate of up to once every 30 days. In connection with the initial closing in the amount of 45 shares of Preferred Stock, we issued an additional 25 shares of Preferred Stock to GHS as a commitment fee.

The Company’s ability to conduct additional closings under the SPA is subject to certain conditions, including the following:

•	The Company’s continued compliance with all covenants and agreements under the SPA and the COD, with no uncured defaults under the Company’s agreements with GHS;

•	The continued quotation of the Company’s common stock on the over-the-counter market or another trading market or exchange;

•	The average daily dollar trading volume for the Company’s common stock for the 30 trading days preceding each additional closing must be at least $10,000 per day; and

•	The closing market price for the Company’s common stock must be at least $0.01 for each of the 30 trading days preceding each additional closing.

No additional closings may take place after the two-year anniversary of the SPA, or once the entire $600,000 amount has been funded. If the average daily dollar trading volume for the Company’s common stock for the 30 trading days preceding a particular additional closing is at least $50,000 per day, the Company may, at its option, increase the amount of that additional closing to 75 shares of Preferred Stock ($75,000).

The material features of the Preferred Stock, as set forth in the COD, include the following:

•	The Preferred Stock is convertible to shares of the Company’s common stock at a price equal to the lowest trading price for the Company’s common stock during the 25 trading days preceding any conversion;

•	Conversions are limited so that no conversion may be made to the extent that, following a conversion, the beneficial ownership of GHS and its affiliates would be more than 4.99% of the Company’s outstanding shares of common stock;

•	The Preferred Stock is entitled to receive dividends at an annual rate of 12% on the stated value thereof, payable quarterly;

•	At the Company’s option, dividend payments may be made in cash or by the issuance of additional shares of Preferred Stock, valued at the stated value ($1,200 per share) thereof;

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•	The Preferred Stock may, at the Company’s option, be redeemed by the Company’s payment of the stated value thereof with the following premiums based on the time of the redemption:

o	115% of the stated value if the redemption takes place within 90 days of issuance;

o	120% of the stated value if the redemption takes place after 90 days and within 120 days of issuance;

o	125% of the stated value if the redemption takes place after 120 days and within 180 days of issuance; and

o	each share of Preferred Stock is redeemed one year from the day of issuance.

•	The Preferred Stock will vote together with the Company’s common stock on an as-converted basis on all matters submitted to a vote of the Company’s shareholders, but not in excess of the 4.99% conversion limitation;

•	Holders of the Preferred Stock are entitled to “piggy-back” registration rights, and may, at their option, include the shares of common stock issuable upon conversion of the Preferred Stock in any future registration statement to be filed by the Company;

•	If the Company fails to timely deliver the required shares of common stock upon a conversion of the Preferred Stock, or if the Company otherwise breaches the material covenants of the COD, the Company will incur significant financial penalties, including, but not limited to, the payment of liquidated damages and the forced redemption of the Preferred Stock at the sum of (a) the greater of (i) 135% of the stated value and (ii) the product of (y) the VWAP on the trading day immediately preceding the date of the triggering event, multiplied by (z) the stated value divided by the then applicable conversion price (b) all accrued but unpaid dividends and (c) all liquidated damages, late fees, and other costs and expenses due (the sum of (a), (b), and (c), the “Triggering Redemption Amount”). The holder may also (i) redeem all of the Preferred Stock through the issuance of shares of common stock equal to the quotient of (x) the Triggering Redemption Amount, divided by (y) the lowest of (1) the conversion price, and (2) 75% of the average of the 10 VWAPs immediately prior to the date of election, and (ii) increase the dividend rate on all of the outstanding Preferred Stock held by the holder retroactively to the initial closing date to 18% per annum thereafter.

Under additional covenants set forth in the COD, holders of the Preferred Stock enjoy certain other rights, including:

•	The right to have the conversion price adjusted downward to match the conversion price of any newly-issued variable price convertible security with a conversion price more favorable than that set forth in the COD;

•	The right to participate in any future rights offerings; and

•	The right to participate in any future financings the Company may conduct.

The foregoing description of the SPA and the COD is not complete and is qualified in its entirety by reference to the full text of those documents. A copy of the COD is filed as an exhibit to this Form 8-K and incorporated by reference herein.

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Item 3.02	Unregistered Sales of Equity Securities.

Under the SPA, the Company has issued 70 shares of the Preferred Stock to GHS, and may conduct additional issuances upon the terms set forth in the SPA and the COD. This issuance was exempt under Rule 506(b) under Regulation D. GHS is an “accredited investor” as defined in Rule 501 under the Securities Act. The Company did not engage in any general solicitation or advertising in connection with the issuance of the Preferred Stock. Selling commissions in the amount of $900 were paid to J.H. Darbie & Co.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the GHS financing, the Company has designated a new class of Series B Convertible Preferred Stock consisting of 600 shares and having the rights and features described above.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: November 24, 2020	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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